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                                                                      EXHIBIT 21


                           Deltic Timber Corporation
                        Subsidiaries of the Registrant
                            As of December 31, 1999


                                                                      State of
         Subsidiaries                                              Incorporation
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Deltic Timber Purchasers, Inc.                                        Arkansas

Deltic Southwest Timber Company                                       Arkansas

Deltic Real Estate Investment Company                                 Delaware

Chenal Properties, Inc.                                               Arkansas

Chenal Country Club, Inc.                                             Arkansas